UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2023

SKYLINE CHAMPION CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Indiana	001-04714	35-1038277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

755 West Big Beaver Road, Suite 1000
Troy, Michigan		48084
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 614-8211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SKY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers.

Timothy J. Bernlohr retired from the Board of Directors following the completion of his most recent term, effective July 27, 2023.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on the following matters:

Proposal 1: Shareholders elected each nominee for director, each to serve until the next annual meeting of shareholders or until his successor is duly elected and qualified:

Nominee	For	Against	Withhold	Non-Votes
Keith Anderson	23,662,907	0	25,711,942	1,134,465
Michael Berman	41,636,577	0	7,738,272	1,134,465
Eddie Capel	48,611,065	0	763,784	1,134,465
Michael Kaufman	38,506,386	0	10,838,463	1,134,465
Tawn Kelley	48,988,960	0	385,889	1,134,465
Erin Mulligan Nelson	48,439,613	0	935,236	1,134,465
Nikul Patel	48,728,586	0	646,263	1,134,465
Gary Robinette	41,730,357	0	7,644,492	1,134,465
Mark Yost	48,721,739	0	653,110	1,134,465

Proposal 2: Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 30, 2024:

For	Against	Abstain	Non-Votes
49,975,856	270,183	263,275	0

Proposal 3: Shareholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers for fiscal year 2023, as disclosed under the heading “Executive Compensation” in the Company’s 2023 proxy statement:

For	Against	Abstain	Non-Votes
44,531,808	4,642,987	200,054	1,134,465

Proposal 4: Shareholders approved, on a non-binding advisory basis, the frequency of the Shareholder vote on compensation of Skyline Champion’s named executive officers:

1 year	2 years	3 years	Abstain	Non-Votes
48,209,894	2,833	983,744	178,378	1,134,465

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyline Champion Corporation

Date:	July 31, 2023	By:	/s/ Robert Spence
Robert Spence Senior Vice President, General Counsel and Secretary